EXHIBIT 10.2

LICENSE AGREEMENT

This License Agreement ("Agreement") is made and entered into this ____ day of ____ 2017 by and between Wytec International, Inc., a Nevada corporation ("Licensor") and Competitive Companies, Inc., a Nevada corporation ("Licensee").

RECITALS

WHEREAS, Licensor owns the exclusive license to the proprietary rights, copyrights, potential tradenames and trademarks, and related intellectual property rights covering the online price quote system invented by the Licensor ("Inventor") known as "WyQuote", including but not limited to patent, tradename and trademark applications pending, as more thoroughly described in Exhibit A to this Agreement (collectively, the "Properties").

WHEREAS, the Properties include but are not limited to the registered or to be registered tradenames and copyrights described in Exhibit A to this Agreement.

WHEREAS, Licensor desires to license to Licensee, and Licensee desires to license from Licensor, the Properties on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of their mutual promises herein as well as other good and valuable consideration, the sufficiency of which is hereby acknowledged, Licensor and Licensee agree in good faith as follows:

TERMS

1.         LICENSE

a.         Grant of License.  Licensor grants to Licensee, pursuant to the terms and conditions of this Agreement, a nonexclusive, nontransferable, royalty-free, worldwide license to use the Properties solely for commercial use for rural and other smaller markets having populations of 250,000 or less (the "Markets").  Licensee will obtain Licenser's prior written consent to proposed Markets.

b.         Derivatives.  From time to time either the Licensor or the Licensee may develop derivatives of the Properties, which may result in related Properties (collectively, the "Derivatives").  All Derivatives will be owned exclusively by the Licensor, as provided in Section 3 of this Agreement, and may be patented by the Licensor or otherwise confirmed as owned exclusively by the Licensor at Licensor's expense and in its sole and absolute discretion.  The Licensee shall have, during the Term (as hereinafter defined in Section 9(a)) of this Agreement, the worldwide (for Markets only), nonexclusive, perpetual, royalty free right and license to practice, utilize and sublicense all such Derivatives, subject to all of the terms and conditions of this Agreement.

c.         Restrictions on Use.

(i)         The License to Licensee is only for uses designated in Section 1(a) and, subject to further mutual agreement by Licensor and Licensee, Section 1(b) of this Agreement.

Licensor	Licensee

(ii)        Licensee does not have the right to sublicense, assign or otherwise permit the use of the Properties to or by any third party without the specific prior written consent of the Licensor.

2.         CONSIDERATION

a.         License Fee.  In consideration for the License granted by Licensor under this Agreement, Licensee has paid or shall pay to Licensor a license fee in the amount of one dollar ("License Fee").

b.         Taxes.  Licensee shall, in addition to the other amounts payable under this Agreement, pay all sales, use, value added or other taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement.

3.         OWNERSHIP

Licensee and Licensor acknowledge and agree that all proprietary rights, including but not limited to trade secret, trademark, and other proprietary rights in the Properties and the Derivatives are owned by Licensor, and by signing this Agreement Licensee does not obtain any such ownership rights.  Licensee's rights herein are only a privilege and license during the Term of this Agreement to utilize the Properties according to the terms and conditions of this Agreement.

4.         CONFIDENTIAL INFORMATION

Licensee acknowledges that during the Term of this Agreement Licensor may disclose to Licensee and its affiliates, agents and others, proprietary information, including but not limited to data, business information (including customer lists and prospects), formulae, test results, chemical processes, technical information, computer programs and documentation, programs, files, specifications, drawings, sketches, models, Derivatives, samples, tools or other data, whether in oral, written, digital or other form, that is the exclusive property of Licensor ("Confidential Information").  During the period this Agreement is in effect and at all times after its termination, Licensee and its employees, consultants, agents, licensees and distributors shall maintain the confidentiality of the Confidential Information and not sell, license, sublicense, publish, display, distribute, disclose or otherwise make available the Confidential Information to any third party nor use such information except as authorized by this Agreement, or as expressly authorized by the Licensor in writing prior to such proposed disclosure or use.  Licensee shall not disclose or give access to the Confidential Information to its employees, consultants, agents, licensees or distributors except on a need-to-know basis, and not until such persons execute written agreements consistent with the terms of this Section 4.  In addition, Licensee shall not, without the prior written consent of Licensor, disclose or give access to the Confidential Information to persons not an employee, consultant, agent, licensee or distributor of Licensee.  Licensee agrees to notify Licensor immediately of any unauthorized use or disclosure of the Confidential Information.  Notwithstanding the foregoing, Confidential Information shall not include information or data which (a) was in the public domain prior to being furnished to the Licensee; (b) was known to the Licensee prior to its disclosure to

Licensor	Licensee

the Licensee by the Licensor; (c) is disclosed to the Licensee by a third party (without any breach of any confidentiality agreement with or obligation to the Licensor) who did not unlawfully acquire or receive such information on a confidential basis from the Licensor; (d) after being furnished to the Licensee, entered the public domain through no act or failure to act on the part of the Licensee; or (e) is independently developed by the Licensee without any breach of this Agreement.  Disclosure of Confidential Information will not be precluded by this Agreement if such disclosure is (i) necessary to establish rights under this Agreement, or (ii) required by law or regulation or in response to a valid order of a court or other governmental body of a country or political subdivision thereof, provided that the Licensee notifies the Licensor of such order on a timely basis and if possible prior to such disclosure; provided, however, that the foregoing is subject to the Licensee's obligation, at its expense, to make a good faith attempt to obtain a protective order prior to such disclosure.

5.         REPRESENTATIONS AND WARRANTIES OF THE PARTIES

a.         Legal Authorization.  Each party warrants and represents that it is legally authorized to enter into this Agreement, that by doing so it does not violate any other agreements to which it is a party, and that it has not previously and will not during the term of this Agreement grant any rights to any third party that are inconsistent with the rights granted by that party to the other party in this Agreement.

b.         Person Executing Agreement.  Each party warrants and represents that the person executing this Agreement on its behalf is duly authorized to execute and deliver this Agreement on its behalf.

c.         Employee, Agents, Independent Contractor Confidentiality.  Each party warrants and represents that its obligations will be performed by employees, agents or independent contractors who have signed confidentiality agreement(s) that require such parties to comply with confidentiality obligations substantially similar to those imposed by this Agreement, including, but not limited to, Section 4 of this Agreement.

d.         Warranty of Title.  Licensor warrants that it has full power and authority to grant the License granted by this Agreement to Licensee and that, to the best of Licensor's knowledge, information, and belief, this License will in no way constitute an infringement or other violation of any copyright, trade secret, trademark, patent or other proprietary right of any third party.

e.         Disclaimer of Any Other Warranty.  The limited warranties set forth in this section 5 are in lieu of all other warranties, express or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose.  The parties hereto confirm and acknowledge that no other warranties, express or implied, have been made or exist with respect to the subject matter of this agreement.

Licensor	Licensee

6.         NO CONSEQUENTIAL DAMAGES

Licensor shall not be liable to Licensee for indirect, special, incidental, exemplary or consequential damages including without limitation, damages for loss of business profits, business interruption, loss of business information, and the like arising out of this Agreement from any cause of action whatsoever, including contract, warranty, strict liability, or negligence, or the use of the Properties or the Derivatives, even if Licensor has been notified of the possibility of such damages.

7.         LIMITATION ON RECOVERY

Under no circumstances shall the liability of Licensor to Licensee exceed the amounts paid by Licensee to Licensor under this Agreement.

8.         INDEMNIFICATION

Licensee shall indemnify and hold harmless Licensor from and against any liability or claims, including reasonable legal fees and expenses, based upon Licensee's promotion, distribution, licensing, or use of the Properties or the Derivatives, including but not limited to claims of liability for false advertising, trademark infringement, service performance or fraudulent marketing practices.  Licensor agrees to cooperate fully with Licensee during such proceedings.  Licensee shall defend and settle at its sole expense all proceedings arising out of the foregoing.

9.         TERMS AND TERMINATION

a.         Effective Date.  This Agreement and the License granted hereunder shall take effect upon the date that the License Fee is paid to Licensor (the "Effective Date") and will remain in full force and effect for a period of one year from the Effective Date unless sooner terminated by either party pursuant to the terms of this Agreement (the "Term").  Thereafter, this Agreement will automatically be renewed for consecutive one (1) year periods unless either party provides the other party with written notification, at least thirty (30) days prior to the expiration of the then current Term of this Agreement, of its intention not to renew this Agreement.

b.         Termination for Failure to Perform.  Licensor has the right to terminate this Agreement if Licensee has not paid its License Fee to Licensor as required by Section 2.

c.         Default.  Each party shall have the right to terminate this Agreement and the License granted herein, subject to the right to cure as set forth in Section 9(d), upon the occurrence of any of the following events (an "Event of Default"): (i) In the event the other party commits a material violation of any provision of this Agreement; or (ii) in the event the other party: (A) terminates or suspends its business; (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute; (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority; or (D) has wound up, dissolved or

Licensor	Licensee

liquidated, voluntarily or otherwise; or (iii) in the event of a change of control of Licensee, whereby a majority of the outstanding shares of voting stock of Licensee is conveyed to parties other than the current shareholders.

d.         Notice and Opportunity to Cure.  Upon the occurrence of an Event of Default, the non-defaulting party may deliver to the defaulting party a Notice of Intent to Terminate that identifies in detail the Event of Default. If such Event of Default remains uncured for thirty (30) days, the non-defaulting party may terminate this Agreement and the License granted herein by delivering to the defaulting party a Notice of Termination that identifies the effective date of the termination, which date shall not be less than thirty (30) days after the date of delivery of the Notice of Intent to Terminate.

e.         Procedure.  Within ten (10) days after termination of this Agreement and the License granted hereunder, Licensee shall return to Licensor, at Licensee's expense, all materials which contain the Properties or the Derivatives, and deliver to Licensor a certification, in writing signed by an officer of Licensee, that all materials containing the technology, the unregistered or registered trademarks and copyrights, and the products or the derivatives derived from the rights licensed under this Agreement, have been returned and their use discontinued.

f.          No Waiver.  A party who alleges that the other party to this Agreement has committed a breach of this Agreement will not waive any of its rights, claims or remedies against the other party resulting from the breach by exercising its right to terminate pursuant to Section 9 of this Agreement.  Furthermore, a termination of this Agreement pursuant to Section 9 herein will not relieve either party of fulfilling any of its duties, obligations or covenants which arose prior to the effective date of the termination.

g.         Survival.  Sections 2, 3, 4, 5, 6, 7, 8, 10, 11 and 12 shall survive any termination of this Agreement.  Any sublicenses properly granted by Licensee in compliance with this Agreement as of the effective date of termination will not be affected by any termination of this Agreement and will remain in full force and effect, subject to Section 10(g) of this Agreement.

10.       COVENANTS OF PARTIES

a.         Use of Properties and Derivatives.  Licensee agrees to use the Properties and, if applicable, Derivatives only in the form and manner and with the appropriate legends as prescribed from time to lime by Licensor. Upon expiration or termination of this Agreement, Licensor may, if Licensee does not do so, execute in Licensee's name and on Licensee's behalf, any and all documents necessary in Licensor's reasonable judgment to end and cause the discontinuance of Licensee's use of the Properties and Derivatives, and Licensor is hereby irrevocably appointed and designated as Licensee's attorney in fact to do so.

b.         Defense of Properties and Derivatives.  In the event that Licensor or Licensee receives notice, or is informed of any claim, suit or demand against either of them on account of any alleged infringement, unfair competition or similar matter relating to the Properties or Derivatives, they shall promptly notify the other of any such claim, suit or demand.  At Licensor's direction and with its approval, Licensee shall defend, compromise or settle any such claim, at Licensee's sole cost and expense using attorneys of its own choosing, and Licensor agrees to cooperate fully with Licensee in connection with the defense of any such claim.

Licensor	Licensee

Licensor has the right at any time, in its sole discretion, to elect to assume the defense and to defend, compromise or settle any such claim at its expense, and if it does so, its decision with regard thereto shall be final.

c.         Prosecution of Infringing Party.  In the event that Licensor or Licensee shall receive notice or is informed or learns that any third party, which either of them believes to be unauthorized to use the Properties or Derivatives, is using them or any potentially infringing variant of either or both of them, they shall promptly notify the other of the facts relating to such alleged infringing use.  Thereupon, upon direction and subject to the approval of Licensor, Licensee shall at its expense take action against any such third person on account of such alleged infringement.  Licensor shall have the right at any time to itself make a demand against any such infringing party and to prosecute a claim against such alleged infringing party for or on account of such infringement.

d.         Modification of Properties or Derivatives.  From time to time Licensor may modify the Properties or Derivatives.  Licensee shall accept and use the Properties and, if applicable, Derivatives as so modified in accordance with the written directives reasonably issued by Licensor to Licensee.

e.         No Derogation.  Licensee acknowledges and agrees that the Properties are the exclusive property of Licensor, and Licensee asserts no claim and will hereafter assert no claim to any ownership thereof by virtue of Licensee's licensed use thereof, or otherwise.  Licensee agrees that it will not do or permit any act or thing to be done in derogation of any of the rights of Licensor in connection with the Properties and, if applicable, Derivatives, either during the Term of this Agreement or thereafter, and that it will use and sublicense the use of the Properties, and, if applicable, Derivatives, only for the uses and in the manner permitted in this Agreement.

f.          Prohibition of Dispute.  Licensee agrees that it will not, during or after the Term of this Agreement, in any way dispute or impugn the validity of the Properties and Derivatives licensed hereunder, or the rights of the Licensor thereto, or the rights of Licensor to use the same, both during the term of this Agreement and after its expiration.

g.         Sublicensing.  Licensee may not grant sublicenses to use the Properties without the express prior written consent of the Licensor.

11.        NOTICES

All notices under this Agreement are to be delivered by: (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing written notice; (ii) sending the notice by facsimile or email using the facsimile number or email address set forth below or any other facsimile number or email address as the party may designate by providing written notice; (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing written notice; or (iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing written notice. The notice shall be deemed delivered: (i) if by registered mail,

Licensor	Licensee

four (4) days after the notice's deposit in the mail; (ii) if by facsimile or email, on the date the notice is delivered; (iii) if by overnight delivery service, on the day of delivery; and (iv) if by hand delivery, on the date of hand delivery.

Licensor:	Licensee:

Wytec International, Inc.	Competitive Companies, Inc.
19206 Huebner Road, Suite 202	19206 Huebner Road, Suite 202
San Antonio, Texas 78258	San Antonio, Texas 78258
Telephone No: (210) 233-8980	Telephone No: (210) 233-8980
Email: whg@wytecintl.com	Email: whg@cci-us.com

12.       GENERAL PROVISIONS

a.         Limitation on Use of Trademarks.  Licensee will obtain Licensor's prior written approval of Licensee's use of Licensor's name or any trade name or trademark of Licensor or its affiliates, unless such use is directly in connection with the use by Licensee of the Properties and, if applicable, the Derivatives.

b.         Public Communications.  The parties to this Agreement will confer and agree upon all press releases or public statements relating to this Agreement or the matters contained herein. Neither party will make any public statements without the expressed written approval of the other party.

c.         Complete Agreement.  The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement.

d.         Amendment.  This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

e.         Waiver.  The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

f.          Severability.  If any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

g.         Governing Law and Venue.  This Agreement will be governed by the laws of California without giving effect to applicable conflict of laws provisions.  With respect to any litigation arising out of or relating to this Agreement, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits located in Bexar County, Texas.

Licensor	Licensee

h.         Read and Understood.  Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.

i.          Assignment.  Licensor shall have the right to assign this Agreement, and all of its rights and privileges hereunder to any other person, firm or corporation without Licensee's prior consent.  Neither Licensee's interest in this Agreement nor any of its rights or privileges hereunder shall be assigned, transferred, shared or divided, voluntarily or involuntarily, by operation of law or otherwise, in any manner, without the prior written consent of Licensor.  Licensor's consent to any assignment of this Agreement shall in no event constitute a novation, or change Licensee's liability hereunder.  Licensee shall not in any event have the right to pledge, encumber, hypothecate or otherwise give any third party a security interest in this Agreement in any manner.

j.          Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

k.         Counterparts.  This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on the parties hereto even though the parties are not signatories to the original or the same counterpart.

l.          Facsimile Signatures.  Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

m.        Parties in Interest.  Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

n.         Force Majeure.  Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party's employees, agents or contractors; provided, however, that lack of funds shall not be deemed to be a reason beyond a party's reasonable control. The parties will promptly inform and consult with each other as to any of the above causes which in their judgment may or could be the cause of a delay in the performance of this Agreement.

o.         Headings.  All section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

p.         Independent Contractors.  The parties to this Agreement are independent contractors and not partners or joint venture partners and nothing in this Agreement shall be construed to the contrary.

Licensor	Licensee

q.         Export Restrictions.  The Properties are of U.S. origin.  Licensee agrees to comply with all applicable U.S. and international laws that apply to the Properties, including the U.S. Export Administration Regulations, as well as end user, end use and destination restrictions issued by the U.S. and other national governments.

r.          Rights Cumulative.  All rights and remedies under this Agreement are cumulative and none is intended to be exclusive of another.  No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy.

s.         Attorneys' Fees and Costs.  In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below their respective signatures.

WYTEC INTERNATIONAL, INC.	COMPETITIVE COMPANIES, INC.
Authorized Signature	Authorized Signature
William H. Gray Print Name	William H. Gray Print Name
Chief Executive Officer Title	Chief Executive Officer Title

Licensor	Licensee

EXHIBIT A

DESCRIPTION OF LICENSED PROPERTIES

INTELLECTUAL PROPERTY ASSETS

The below tables contain a complete and accurate list along with brief descriptions of all Intellectual Property Assets utilized, or which will be utilized upon final development thereof, in the provision of products and services under the WYQUOTE brand, whether owned or licensed business, including:

(a)        the assumed name and brand "WYQUOTE" (and all derivatives thereof), all fictional business names, trade names, registered and unregistered trademarks, common law marks, service marks and applications ("Trademarks");

(b)        all patents, patent applications, and inventions and discoveries that are or may be patentable ("Patents");

(c)        all copyrights in both published works and unpublished works ("Copyrights");

(d)        all know-how, trade secrets, confidential information, customer lists, technical information, data, process technology, plans, drawings, and blue prints, owned, used or licensed in the provision of products and services under the WYQUOTE brand.

Wytec International, Inc. is the sole creator and owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all encumbrances, and has the sole and undiminished right to the use of the Intellectual Property Assets without any liability for royalties or other payments to a third party.  No Patent, Trademark, Copyright, Trade Secret or other Intellectual Property Asset has been or is now involved in any challenge, interference, reissue, reexamination, or legal proceeding, nor to Wytec International, Inc.'s knowledge, is there any basis for any legal proceeding or claim against Wytec International, Inc. with respect to the Intellectual Property Assets.  To Wytec International, Inc.'s knowledge, no Intellectual Property Assets violates or infringes upon any rights of any person or entity, nor has any person or entity infringed upon or violated any rights of Wytec International, Inc. in and to any Intellectual Property Assets.  The Intellectual Property Assets used or necessary for use in connection with the ability to provide products and services under the WYQUOTE brand are now owned by Wytec International, Inc.

TRADEMARKS
Mark	Basis	Status

PATENTS
None.

COPYRIGHTS
Subject Matter	Basis	Status

DOMAIN NAMES & INTERNET ADDRESSES
Name	Status